Exhibit 99.1

Intrexon Announces First Quarter Financial Results

Germantown, MD, May 7, 2014 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced its first quarter results for 2014.

First Quarter Highlights

Highlights for the first quarter of 2014 include:

•	Net income attributable to Intrexon of $4.1 million, or $0.04 per common share, for the quarter ended March 31, 2014 compared to net loss attributable to Intrexon of $36.3 million for the quarter ended March 31, 2013;

•	Adjusted EBITDA of $17.6 million, or $0.18 per common share, for the quarter ended March 31, 2014 compared to Adjusted EBITDA of ($7.0) million for the quarter ended March 31, 2013. Total consideration received from collaborators for technology access fees and reimbursement of research and development services covered 210% and 57% of Intrexon’s cash operating expenses (exclusive of operating expenses of majority-owned consolidated subsidiaries) for the quarters ended March 31, 2014 and 2013, respectively. Consideration received for research and development services covered 35% and 19% of Intrexon’s cash operating expenses (exclusive of operating expenses of majority-owned consolidated subsidiaries) for the quarters ended March 31, 2014 and 2013, respectively;

•	Securing $75 million in financing in connection with the creation of Intrexon Energy Partners (IEP), an Exclusive Channel Collaborator that was created to optimize and scale-up Intrexon’s gas-to-liquid (GTL) bioconversion platform for the production of fuels and lubricants. Intrexon received a $25 million technology access fee from IEP, a joint venture established between Intrexon and a select group of external investors who contributed to IEP $25M and who will contribute up to an additional $25 million to defray one-half of the ongoing project costs, all for a 50% interest in IEP. The external investors also purchased 972,000 shares of Intrexon common stock at a price of $25.72 per share for $25 million in gross proceeds to Intrexon;

•	Completing the acquisition of Medistem, Inc., a pioneer in the development of Endometrial Regenerative Cells (ERCs - universal adult-derived stem cells), to leverage Intrexon’s suite of technologies to engineer ERCs for delivering novel genetically controlled therapies for the treatment of cancer and a number of other diseases; and

•	Acquiring state-of-the-art laboratory assets, with a seasoned scientific team in place, in Budapest, Hungary, which will expand Intrexon’s strain and protein development capabilities, as well as strengthen fermentation process optimization and scale-up. Acquisition of the Budapest assets supports several partnered research programs, such as our collaboration with Johnson & Johnson.

“We continue to execute our plans to become a leader in the second generation of biotechnology by implementing, within a discipline of capital efficiency, our strategy of utilizing our technology to enable high-value products to be developed and commercialized by our collaborators,” commented Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon.

“Therefore, while our object is the creation of a valuable portfolio of participating economics in products across multiple industry sectors, including Health, Food, Consumer, Energy, and Environment, our discipline is to maximize that ‘storage’ while balancing our inputs to our outputs as we go. We showed in 1Q 2014 that we can do this effectively. Nevertheless, although we believe that our current deal pipeline is by far the best that we have had, our challenge throughout this year will be to equal and surpass our 1Q performance. While we are making steady progress in narrowing our gaps, we believe that we still are not yet the sort of managed enterprise to which we aspire.”

Mr. Kirk concluded, “To have the sort of consistency that we desire, we need all of our Sectors performing and in this regard 1Q 2014 was a remarkable quarter. Joining Health and Food as contributing Sectors, now is Energy, which is intelligently prosecuting a joint venture project of global dimension and one in which Intrexon retains a 50% economic interest. With the advancement currently being made in the programs and in the deal queues within these three Sectors and with the start made by our Consumer Sector and the initiation of our Environment Sector, we are encouraged to think that 2014 should be an excellent year for Intrexon.”

Recent Developments

Intrexon recently appointed James S. Turley, former Chief Executive Officer of Ernst & Young, to the Company’s Board of Directors. Mr. Turley’s effective direction of a global organization during some challenging economic times instilled the trust and confidence of key stakeholders, and Intrexon believes that his appointment to the Board as an independent director is in keeping with the best practices of corporate governance and providing guidance to the Company’s team.

First Quarter 2014 Financial Results Compared to Prior Year Period

Total revenues were $7.9 million for the quarter ended March 31, 2014 compared to $3.9 million for the quarter ended March 31, 2013, an increase of $4.0 million, or 102.2 percent. The $4.0 million increase in collaboration revenue resulted primarily from the following: (i) recognition of deferred revenue for upfront payments received from 13 collaborations or expansions thereof signed by Intrexon between April 1, 2013 and March 31, 2014; (ii) recognition of research and development services performed by Intrexon pursuant to these new collaborations; and (iii) increased research and development services performed by Intrexon for collaborations in effect prior to March 31, 2013 as a result of the progression of current programs and the initiation of new programs with these collaborators.

Research and development expenses were $12.1 million for the quarter ended March 31, 2014 compared to $11.4 million for the quarter ended March 31, 2013. The $0.7 million increase in research and development expenses is primarily the result of research and development expenses for AquaBounty Technologies, Inc., a biotechnology company in which we hold a controlling interest that is focused on enhancing productivity in the aquaculture market, increasing $0.5 million due to the inclusion of a full quarter of AquaBounty’s expenses in our consolidated results in the first quarter of 2014 compared to 16 days in the first quarter of 2013.

General and administrative expenses increased $7.2 million to $13.6 million for the quarter ended March 31, 2014 compared to $6.5 million for the quarter ended March 31, 2013. Of the $7.2 million increase, $3.0 million relates to salaries, benefits and other personnel expenses resulting from our hiring of additional employees needed to operate as a public company, stock-based compensation expenses for option grants we made to all employees in March 2014 and finally, the inclusion of a full quarter of expenses for AquaBounty employees in the first quarter of 2014. We also incurred stock-based compensation expense for options granted to our non-employee directors which increased $1.7 million due to changes in our director compensation plan which we adopted in conjunction with our transition to a public company. Legal expenses increased $0.7 million for the quarter ended March 31, 2014 compared to the quarter ended March 31, 2013 primarily due to costs associated with the Medistem acquisition and the formation of the Intrexon Energy Partners joint venture. The remaining increase in general and administrative expenses in 2014 results from the inclusion of a full quarter of AquaBounty’s expenses in our consolidated results in the first quarter of 2014 compared to 16 days in 2013.

Total other income (expense) includes the unrealized changes in the fair value of equity securities we hold in our collaborators which appreciated $21.9 million for the quarter ended March 31, 2014 compared to depreciation of $(29.4) million for the three months ended March 31, 2013. Total other income (expense), net for the quarter ended March 31, 2013 includes a $7.4 million gain on our previously held equity interest in AquaBounty which arose as a result of our consolidation of AquaBounty effective March 15, 2013.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy, Environment, and Consumer Sectors to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.dna.com.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA and Pro Forma Adjusted EBITDA earnings per share, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (“SEC”). For a reconciliation of Adjusted EBITDA to net loss attributable to Intrexon in accordance with generally accepted accounting principles and for a discussion of the reasons why the company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.” Such information is provided as additional information, not as an alternative to Intrexon’s consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of the Company’s current financial performance.

Trademarks

Intrexon, UltraVector, RheoSwitch Therapeutic System, RTS, AttSite, mAbLogix, LEAP, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) developments concerning Intrexon’s collaborators; (iii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iv) competition from existing technologies and products or new technologies and products that may emerge; (v) actual or anticipated variations in Intrexon’s operating results; (vi) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (vii) Intrexon’s cash position; (viii) market conditions in Intrexon’s industry; (ix) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (x) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (xi) the ability of Intrexon’s collaborators to secure any necessary regulatory approvals to commercialize any products developed under the ECCs; (xii) the rate and degree of market acceptance of any products developed by a collaborator under an ECC; (xiii) Intrexon’s ability to retain and recruit key personnel; (xiv) Intrexon’s expectations related to the use of proceeds from its initial public offering; (xv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xvi) Intrexon’s expectations relating to AquaBounty. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information regarding Intrexon Corporation, contact:

Corporate Contact:	Investor Contact:

Marie Rossi	The Ruth Group
Corporate Communications	David Burke
Intrexon Corporation	Tel: +1 (646) 536-7009
Tel: +1 (301) 556-9944	dburke@theruthgroup.com
publicrelations@intrexon.com

Intrexon Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)	March 31, 2014	December 31, 2013

Assets
Current assets
Cash and cash equivalents	$110,052	$49,509
Short-term investments	112,755	127,980
Receivables
Trade	695	790
Related parties	6,044	5,285
Other	680	1,282
Prepaid expenses and other	2,706	2,710

Total current assets	232,932	187,556
Long-term investments	40,212	60,581
Equity securities	168,672	141,525
Property, plant and equipment, net	18,116	16,629
Intangible assets, net	41,269	41,956
Goodwill	39,689	13,823
Investments in affiliates	5,747	6,284
Other assets	1,171	1,118

Total assets	$547,808	$469,472

Liabilities and Total Equity

Current liabilities
Accounts payable	$1,973	$1,057
Accrued compensation and benefits	2,761	5,157
Other accrued liabilities	6,481	4,217
Deferred revenue	10,939	7,793
Related party payables	58	1,605

Total current liabilities	22,212	19,829
Long term debt	1,784	1,653
Deferred revenue	91,041	65,778
Other long term liabilities	873	869

Total liabilities	115,910	88,129

Commitments and contingencies
Total equity
Common stock	—	—
Additional paid-in capital	788,057	743,084
Accumulated deficit	(372,299)	(376,414)
Accumulated other comprehensive income	144	52

Total Intrexon shareholders’ equity	415,902	366,722
Noncontrolling interests	15,996	14,621

Total equity	431,898	381,343

Total liabilities and total equity	$547,808	$469,472

Intrexon Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except share and per share data)	Three months ended March 31,
	2014	2013

Revenues
Collaboration revenues	$7,837	$3,864
Other revenues	17	21

Total revenues	7,854	3,885

Operating Expenses
Research and development	12,091	11,411
General and administrative	13,635	6,480

Total operating expenses	25,726	17,891

Operating loss	(17,872)	(14,006)

Other Income (Expense)
Unrealized appreciation (depreciation) in fair value of equity securities	21,922	(29,369)
Gain on previously held equity investment	—	7,415
Interest expense	(39)	(14)
Investment income	88	5
Other expense	(8)	(3)

Total other income (expense)	21,963	(21,966)
Equity in net loss of affiliates	(536)	(390)

Income (loss) before tax	3,555	(36,362)
Income tax expense	(306)	—

Net income (loss)	$3,249	$(36,362)
Net loss attributable to the noncontrolling interests	866	51

Net income (loss) attributable to Intrexon	$4,115	$(36,311)

Accretion of dividends on redeemable convertible preferred stock	—	(6,405)

Net income (loss) attributable to common shareholders	$4,115	$(42,716)

Net income (loss) attributable to common shareholders per share, basic	$0.04	$(7.54)
Net income (loss) attributable to common shareholders per share, diluted	$0.04	$(7.54)

Weighted average shares outstanding, basic	97,325,729	5,661,741
Weighted average shares outstanding, diluted	99,338,398	5,661,741

Intrexon Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Adjusted EBITDA. To supplement Intrexon’s financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Intrexon presents Adjusted EBITDA. A reconciliation of Adjusted EBITDA to Intrexon’s net income or loss attributable to Intrexon under GAAP appears below. Adjusted EBITDA is a non-GAAP financial measure that Intrexon calculates as net income or loss attributable to Intrexon adjusted for income tax expense or benefit, interest expense, depreciation and amortization, stock-based compensation, contribution of services by shareholder, unrealized appreciation or depreciation in the fair value of equity securities, gain on previously held equity investment, equity in net loss of affiliate and the change in deferred revenue related to upfront and milestone payments. Adjusted EBITDA is a key metric for Intrexon’s management and Board of Directors for evaluating the Company’s financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital. Management and the Board of Directors believe that adjusted EBITDA is useful to understand the long-term performance of Intrexon’s core business and facilitates comparisons of the Company’s operating results over multiple reporting periods. Intrexon is providing this information to investors and others to assist them in understanding and evaluating the Company’s operating results in the same manner as its management and board of directors. While Intrexon believes that this non-GAAP financial measure is useful in evaluating its business, and may be of use to investors, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as non-GAAP financial measures presented by other companies. Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flows from operations under GAAP and should not be used as an alternative to net income or loss as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. Intrexon compensates for the limitations of Adjusted EBITDA by using it only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA has its limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Intrexon’s results as reported under GAAP.

In addition to the reasons stated above, which are generally applicable to each of the items Intrexon excludes from its non-GAAP financial measure, Intrexon believes it is appropriate to exclude certain items for the following reasons:

•	Interest expense may be subject to changes in interest rates which are beyond Intrexon’s control;

•	Depreciation of Intrexon’s property and equipment and amortization of acquired identifiable intangibles can be affected by the timing and magnitude of business combinations and capital asset purchases;

•	Stock-based compensation expense is a noncash expense and may vary significantly based on the timing, size and nature of awards granted and also because the value is determined using formulas which incorporate variables, such as market volatility;

•	Contribution of services by shareholder is a noncash expense which we exclude in evaluating Intrexon’s financial and operating performance;

•	Unrealized appreciation or depreciation in the fair value of securities which Intrexon holds in its collaborators may be significantly impacted by market volatility and other factors which are outside of the Company’s control in the short term and Intrexon intends to hold these securities over the long term;

•	Equity in net loss of affiliate reflects Intrexon’s proportionate share of the income or loss of entities over which the Company has significant influence, but not control, and accounts for using the equity method of accounting. Gain on previously held equity investment occurred as a result of a step acquisition of AquaBounty Technologies, Inc. which was completed in the first quarter of 2013 which resulted in a controlling interest by Intrexon and the consolidation of the investment. Intrexon believes excluding the impact of such losses or gains on these types of strategic investments from its operating results is important to facilitate comparisons between periods; and

•

GAAP requires Intrexon to account for its collaborations as multiple-element arrangements. As a result, the Company defers certain collaboration revenues because certain of its performance obligations cannot be separated and must be accounted for as one unit of accounting. The collaboration revenues that Intrexon so defers arise from upfront and milestone payments received from the Company’s collaborators, which Intrexon recognizes over the future performance period even though the Company’s right to such consideration is neither contingent on the results of Intrexon’s future performance nor refundable in the event of nonperformance. In order to evaluate Intrexon’s operating performance, its management adjusts for the impact of the change in deferred revenue for these upfront and milestone payments in order to include them as a part of adjusted EBITDA when the transaction is initially recorded. The adjustment for the change in deferred revenue removes the noncash revenue recognized during the period and includes the cash and stock received from collaborators for upfront and milestone payments during the period. Intrexon believes that adjusting for the impact of the change in deferred revenue in this manner is important since it permits the Company to make quarterly and annual comparisons of the Company’s ability to consummate new collaborations or to achieve significant milestones with existing collaborators. Further, Intrexon believes it is useful when evaluating its financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital.

Pro forma adjusted EBITDA per share. Intrexon’s calculations for pro forma adjusted EBITDA per share, basic and diluted, assumes, as of the end of the respective period, the conversion of all outstanding shares of Intrexon’s redeemable convertible preferred stock plus all cumulative dividends payable thereon into shares of common stock as if such conversion had occurred as of the later of (i) the beginning of the period or (ii) the issuance date of those shares. Because all of Intrexon’s shares of redeemable convertible preferred stock and all accrued and cumulative dividends thereon automatically converted into common shares upon the closing of the Company’s initial public offering on August 13, 2013, Intrexon believes that the inclusion of such shares on an as-converted basis results in a useful metric for its investors, analysts and others when evaluating Intrexon’s results on a comparable basis with other periods. While Intrexon’s management and board of directors believe that this non-GAAP per share metric is useful in evaluating the Company’s past adjusted EBITDA results, and may be of use to investors, analysts and others, this information should be considered supplemental in nature and is not meant as a substitute for the per share information prepared in accordance with GAAP. In addition, this non-GAAP per share metric may not be the same as non-GAAP per share metrics presented by other companies. Pro forma adjusted EBITDA per share is not a measure of financial performance under GAAP, and is not intended to represent cash flows per share from operations under GAAP and should not be used as an alternative to net income or loss per share as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. Intrexon compensates for the limitations of pro forma adjusted EBITDA per share by using it only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Pro forma adjusted EBITDA per share has its limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of Intrexon’s results as reported under GAAP.

The following table presents a reconciliation of net income (loss) attributable to Intrexon to EBITDA and also to adjusted EBITDA for each of the periods indicated:

	Three months ended March 31,
	2014	2013
	(In thousands)
Net income (loss) attributable to Intrexon	$4,115	$(36,311)
Interest expense	23	14
Income tax expense	306	—
Depreciation and amortization	1,774	1,868

EBITDA	$6,218	$(34,429)
Stock-based compensation expense	3,740	396
Contribution of services by shareholder	470	388
Unrealized (appreciation) depreciation in fair value of equity securities	(21,922)	29,369
Gain on previously held equity investment	—	(7,415)
Equity in net loss of affiliates	536	390
Impact of change in deferred revenue related to upfront and milestone payments	28,543	4,263

Adjusted EBITDA	$17,585	$(7,038)

The following table presents the calculation of pro forma adjusted EBITDA per share, basic and diluted, for each of the periods indicated:

	Three months ended March 31,
	2014	2013
	(In thousands, except share and per share data)
Pro forma adjusted EBITDA per share:
Numerator:
Adjusted EBITDA	$17,585	$(7,038)

Denominator (1):
Pro forma weighted average common shares used in computing pro forma adjusted EBITDA per share, basic	97,325,729	75,343,324
Pro forma weighted average common shares used in computing pro forma adjusted EBITDA per share, diluted	99,338,398	75,343,324
Pro forma adjusted EBITDA per share, basic	$0.18	$(0.09)
Pro forma adjusted EBITDA per shares, diluted	$0.18	$(0.09)

(1)	Pro forma adjusted EBITDA per share, basic and diluted have been calculated for the three month period ended March 31, 2013 after giving effect to (i) the conversion of 112,906,464 shares of our preferred stock outstanding on January 1, 2013 into 64,517,977 shares of common stock upon the completion of our initial public offering; (ii) the issuance of 8,178,964 shares of Series F preferred stock issued between January 1, 2013 and March 31, 2013 and the conversion of those shares into 4,673,693 shares of our common stock upon the completion of our initial public offering; and (iii) the conversion upon the completion of our initial public offering of aggregate cumulative dividends on the our preferred stock of $56.9 million into 3,553,776 shares of our common stock at the initial public offering price of $16.00 per share.